SECURITY AGREEMENT

THIS SECU RITY AGREEMENT (this "Agreement") is made and entered into as of July 16, 2018, by and between Acquired Sales Corp., a Nevada corporation, whose address is 31 N. Suffolk Lane, Lake Forest, Illinois 60045 ("Debtor"), and Joshua A. Bloom ("Bloom") and Gerard M. Jacobs ("Jacobs") (Bloom and Jacobs collectively, the "Secured   Parties").

WHEREAS, Debtor has duly authorized, executed, and delivered to each of   Bloom and Jacobs a certain Demand Promissory Note of even date herewith payable by Debtor to Bloom and Jacobs respectively (collectively, as the same may be amended, modified, or extended from time to time (the "Notes"); and

WHEREAS, to induce the Secured Parties to advance or continue to advance loan proceeds to Debtor under the Notes, Debtor hereby agree to execute this Agreement with the Secured Parties, and pursuant hereto to grant to and create in favor of the Secured Parties a first priority security interest in and lien upon all assets and rights of Debtor, as hereinafter provided; and

NOW, THEREFORE, in consideration of and as an inducement to the Secured Parties to advance or continue to advance loan proceeds under the Notes, the parties hereto, intending to be legally bound, covenant and agree as follows:

1. CERTAIN DEFINITIONS. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

"Code " means the Uniform Commercial Code of the State of Nevada, as in effect on the date hereof and as amended from time to time hereafter.

"Collateral" means all personal property of Debtor, including, without limitation, all of the following items, whether now owned or now due, or in which Debtor have an interest or hereafter, at anytime in the future, acquired, arising or to become due, or in which Debtor obtain an interest, and all products, proceeds, replacements, substitutions and accessions of or to any of the following, which to the extent not defined below, shall have the meanings given to them under the Code:(a) all accounts and accounts receivable; (b) all inventory (including raw materials, work-in-process, finished goods and supplies); (c) all contract rights, including contract rights pursuant to leases of real estate; (d) all general intangibles (including, without limitation, payment intangibles, software, trademarks, patents, patents pending, copyrights, service marks, or other intellectual property rights of Debtor); (e) all equipment (including all machinery, furniture, and fixtures); (f) all farm products; (g) all goods; (h) all chattel paper (whether tangible or electronic); (i) all fixtures; (j) all investment property (including, without limitation, all  financial assets, certificated and uncertificated securities, securities accounts and security entitlements);

(k) all letter-of-credit rights; (l) all rights under judgments , all commercial tort claims, and choses in action; (m) all books, records and information relating to the Collateral and/or to the operation of Debtor' businesses and all rights of access to such books, records and information and all property in which such  books, records and information are stored, recorded and maintained; (n) all instruments, promissory Notes, documents of title, documents, policies and certificates of insurance, securities, deposits, deposit accounts, money, cash or other property; (o) all federal, state and local tax refunds and/or abatements to which the  Debtor are or becomes entitled no matter how or when arising, including, but not limited to, any loss carryback tax refunds; (p) all insurance proceeds, refunds and premium  rebates,  including without limitation proceeds of fire and credit insurance, whether any of such proceeds, refunds and premium rebates arise out of any of the foregoing (a-o) or otherwise; and (q) all liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing (a-p), including the right of stoppage in transit.

"Event(s) of Default " means any default or breach of the terms, conditions or covenants of this Agreement, or any default under the Notes.

"Obligations" means: (a) all indebtedness  of  the  Debtor  to the  Secured  Parties arising on or after the date hereof under the Notes, both principal and interest, and any and all extensions, renewals, refinancings or refundings, in whole or in part, thereof; (b) all    indebtedness of Debtor to the Secured Parties for reasonable fees and expenses arising in connection with the Notes, including, without limitation, reasonable attorneys' fees and legal and other expenses paid or incurred by the Secured Parties in connection with the collection of the amounts due hereunder or under the Notes; (c) all future advances made by the Secured Parties for the protection or preservation of the Collateral or any portion thereof, including, without limitation, advances for storage and transportation charges, taxes, insurance, repairs and the like, when and as the same become due,  whether  at maturity or by declaration, acceleration or otherwise, or, if now due, when payment thereof shall be demanded by the Secured Parties; and (d) all other obligations and liabilities, of every kind  and  description, direct  or  indirect, absolute or contingent, due or to become due, regard less of how they arose or were acquired, now existing or hereafter arising by Debtor to the Secured Parties.

"Permitted Liens " means: (a) warehousemen 's, mechanics ', carriers' and other similar liens arising by operation of law in the ordinary course of Debtor's businesses; (b) liens in favor of the Secured Parties; and (c) purchase money security interests in tangible personal property purchased or leased by Debtor where the security interest covers only such property and secures only the cost thereof and which do not exceed $100,000 in the aggregate at any time.

"Person" means an individual, entity, corporation, partnership, limited partnership, limited liability company, limited liability partnership,  joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

2. SECURITY INTEREST. As security for the full and  timely  payment  and performance of the Obligations in accordance with the terms thereof and of the instruments now or hereafter evidencing the Obligations, Debtor, on the terms set forth in this Agreement, hereby grant to the Secured Parties, under the Code, a continuing security interest in and a lien on the Collateral. In addition to all the rights given to the Secured Parties by this    Agreement and the Notes, the Secured Parties shall have all the rights and remedies of a Secured Party under the Code. In connection with the grant of security interest made hereby, Debtor hereby authorize the Secured Parties to file or cause to be filed one or more financing statements, amendments to financing statements, continuations to financing statements, and/or in lieu financing statements with any filing or recording office for the purpose of perfecting or continuing the perfection of the security interest in the Collateral.

3. PRINCIPLES APPLICABLE TO THE COLLATERAL. The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral:

(a) Debtor covenants and agrees that it will keep accurate and  complete books and records concerning the Collateral in accordance with GAAP.

(b) The Secured Parties shall have the right to review the books and records of Debtor pertaining to the Collateral and to copy and make excerpts therefrom, all at such times and as often as the Secured Parties may reasonably request.

(c) Debtor shall maintain and keep (i) its principal place of business and its chief executive offices, (ii) their records concerning  the  Collateral, and  (iii) the Collateral, at the address for Debtor set forth in the preamble hereto, but at no other location, without the prior written consent of the Secured Parties.

(d) Notwithstanding the security interest in the Collateral granted to and created in favor of the Secured Parties under this Agreement, Debtor shall have the right, until one or more Events of Default shall occur, to sell, lease or otherwise dispose of the Collateral, provided that any such disposition shall be in the ordinary course of Debtor's business. Any disposition outside of the ordinary course of Debtor's business shall require the prior written consent of Secured Parties.

(e) Notwithstanding the security interest in the Collateral granted to and created in favor of the Secured Parties under this Agreement, Debtor shall have the right, until such time as the Secured Parties shall have notified Debtor that Secured Parties have revoked such right based upon an Event of Default, at their own cost and expense to collect any and all accounts of Debtor comprising the Collateral (the "Accounts").

(f) The Secured Parties shall have the right after an Event of Default has occurred (i) to revoke the right of Debtor granted under subsection (e) of this Section 3 by written notice to Debtor to such effect, (ii) to take over and direct collection of any and all Accounts of Debtor, (iii) to give notice of the Secured Parties' security interest in such Accounts to any or all Persons obligated to the Debtor thereon, (iv) to direct such Persons to make payment of such Accounts directly to the Secured Parties and (v) to take control  of such Accounts and any proceeds thereof.

(g) The Secured Parties shall have the right after an Event of Default to cause a non interest bearing bank account entitled "Cash Collateral Account" (the "Collateral Account") to be opened and maintained for Debtor at any office or branch of Debtor' bank within the State of Illinois.  All cash proceeds received by the Secured Parties from Debtor pursuant to subsection (h) of this Section 3 or directly from Persons obligated on Accounts pursuant to subsection (f) of this Section 3 shall be deposited in the Collateral Account as further security for the payment of the Obligations. The Secured Parties shall have sole dominion and control over all funds deposited in the Collateral Account, and such funds may be withdrawn therefrom only by the Secured Parties.

(h) Upon notice by the Secured Parties to Debtor that the Collateral Account has been opened in accordance with subsection (g) of this Section 3, Debtor shall   cause all cash proceeds collected by them to be delivered to the Secured Parties forthwith upon receipt, in the original form in which received, bearing such endorsements or assignments by the Debtor as may be necessary to permit collection thereof by the Secured Parties, and for such purpose the Debtor hereby irrevocably authorize and empower the Secured Parties, their officers, employees and authorized agents, to endorse and sign the names of Debtor on all checks, drafts, money  orders   or  other media of payment so delivered and such endorsements or assignments shall, for all  purposes, be deemed to have been made by the Debtor prior to any endorsement or assignment thereof by the Secured Parties. The Secured Parties may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

4. CERTAIN COVENANTS. Until payment and performance in full of the Obligations, Debtor agrees, represents, warrants and covenants that:

(a) Debtor has and will have good and marketable title to the Collateral from    time to time owned or acquired by Debtor, free and clear of all liens, encumbrances  and security interests, except security interests granted to and created in favor of the Secured Parties and except for the Permitted Liens. Debtor shall defend such title against the claims and demands of all Persons.

(b) Debtor shall not, without the prior written consent of the Secured Parties, (i) borrow against the Collateral, the Excluded Property, or any real property now or in the future owned or leased by Debtor ("Debtor Assets") from any Person, other than the Secured Parties and other than as permitted in the Notes, (ii) create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of or conditional sale or other title retention agreement with respect to any of Debtor Assets, except the security interest created hereunder and the Permitted  Liens, (iii) permit any levy or attachment to be made against any of Debtor Assets except a levy or attachment relating to this Agreement, (iv) permit any financing statement to be on file with respect to any of Debtor Assets, except financing statements in favor of the Secured Parties and except financing statements pertaining to the Permitted Liens, or (v) permit any transfer of Debtor Assets without the consent of the Secured Parties, except as may be expressly permitted hereunder.

(c) Debtor shall faithfully preserve and protect the Secured Parties' security interest in the Collateral and shall, at their own cost and expense, cause said security interest to be perfected and continued perfected, and for such purpose, the Debtor shall from time to time at the request of the Secured Parties file or record, or cause to be filed or recorded, or authorize the Secured Parties to execute and file or record, such instruments, documents and notices, including, without limitation, financing statements and continuation statements, as the Secured Parties may deem necessary or advisable i n order to perfect and continue perfected said security interest. Debtor shall do all such other acts and things and execute and deliver all such   other instruments and  documents, including, without limitation, further security agreements, pledges  and assignments, as the Secured Parties may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a first lien security interest in the Collateral prior to the rights of all Persons therein or thereto. The Secured Parties are hereby appointed attorney-in-fact for the Debtor to do all acts and things which they may deem necessary or advisable to preserve, perfect and continue   perfected  Secured Parties' security interest in the Collateral, including, without limitation, the signing and recording of financing and other similar statements.

(d) Risk of loss of, damage to or destruction of the Collateral is on Debtor. Debtor shall insure the Collateral against such risks and casualties and in such amounts and with such insurers as acceptable to Secured Parties in their reasonable discretion. All such policies of insurance shall contain loss payable clauses in favor of Debtor and the Secured Parties as their respective interests may appear, and show Secured Parties as an additional insured on the l iability portion of said policy, and such policies or certificates evidencing the same shall be deposited with the Secured Parties immediately upon the request of the Secured Parties. If Debtor fail to effect and keep in full force and effect such insurance or fails to pay the premiums thereon when due, the Secured Parties may do so for the account of Debtor and add the cost thereof to the Obligations. Debtor hereby assigns and sets over unto the Secured Parties all monies which may become payable on account of such insurance, including, without limitation, any return of unearned premiums which may be due upon cancellation of any such insurance, and authorizes the Secured Parties to direct the insurers to pay the Secured Parties any amount so due. The Secured Parties, their officers, employees and authorized agents, are hereby irrevocably appointed attorney-in-fact of Debtor to endorse any draft or check which may be payable to Debtor in order to collect the proceeds of such insurance or any return of unearned premiums. Such proceeds shall be applied to the payment or prepayment of the Obligations. Any balance of insurance proceeds remaining in the possession of the Secured Parties after payment in full of the Obligations shall be paid to Debtor or order.

(e) Debtor assumes full responsibility for taking any and all necessary action to preserve its rights in the Accounts against account Debtor. The Secured Parties  shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in their possession if they takes such action for that purpose as Debtor shall request in writing, provided that such requested action shall not, in the reasonable judgment of the Secured Parties, impair the Secured Parties' security interest in the Collateral or their rights in, or the value of, the Collateral, and provided further that such written request is received by the Secured Parties in sufficient time to permit it to take the requested action.

(f) Debtor shall maintain each item of Collateral in good condition and repair and shall pay and discharge all taxes, levies and other impositions levied or   assessed thereon as well

as the cost of repairs to or maintenance of the same. If Debtor fail to do so, the Secured Parties may pay the cost of such repairs or maintenance and such taxes, levies or other impositions for the account of Debtor and add  the amount thereof to the Obligations.

(g) Whenever Debtor shall acquire mortgageable real property, Debtor shall report such acquisition to the Secured Parties at least five days before consummating such acquisition and shall execute and deliver, and have recorded, a mortgage agreement in favor of the Secured Parties which shall contain substantially identical covenants, agreements, and restrictions with regard to such real property as are contained in this Agreement relating to personal property, and any other agreements, instruments, documents and papers as the Secured Parties may request to grant the Secured Parties a security interest in such real property.

5. EVENTS OF DEFAULT.

(a) lf one or more Events of Default shall occur, then, and in any such event, the Secured Parties may forthwith proceed to exercise any one or more of the rights and remedies afforded a Secured Party by the Code and such other rights and remedies which they may have at Law or in equity, under this Agreement or the Notes, all of which rights and remedies shall be cumulative to the full extent permitted by law. Without limitation upon the foregoing, the Secured Parties shall have the right without demand or prior notice to Debtor or any other Person, except as otherwise required by law (and if notice is required by Law, after ten (10) days' prior written notice to Debtor at its address hereinafter set forth) and without prior judicial hearing or legal proceedings, all of which Debtor hereby expressly waives:

(i) to enter any premises where Collateral is located and to take possession and control of the same;

(ii) to enforce collection, at Debtor's expense and either in the name of the Secured Parties or the name of Debtor, of any or all of the Accounts by suit or otherwise, to surrender, release or exchange all or any part thereof, or to compromise or extend or renew (whether or not longer than the original period) any indebtedness thereunder to the extent it is commercially reasonable to do so;

(iii) to take over and perform any  contract  of Debtor and  to take control of any and all Accounts and proceeds arising therefrom;

(iv) to sell all or any portion of the Collateral at public or  private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit,as the Secured Parties in their sole discretion may determine; and

(v) to endorse in the name  of Debtor  any  instrument,  howsoever received by the Secured Parties, representing proceeds of any of the Collateral.

The Secured Parties shall apply the proceeds of any sale or other disposition of any realization of  the  Collateral   first  to  the  payment  of  the  reasonable  costs   and expenses incurred by the Secured Parties in connection with such sale or other disposition   or  realization,  including   reasonable   attorneys'   fees   and   legal expenses, second to the repayment of the Obligations to the Secured Parties, whether on account of principal or interest or otherwise as the Secured Parties in their sole discretion may elect, and then to the payment of the balance, if any, as required by law. If the proceeds of any such sale or other disposition of the Collateral   are   insufficient   to   pay   the Obligations   and   the   Secured   Parties' reasonable costs hereunder, Debtor shall be liable for any deficiency.

(b) Upon the occurrence of any Event of Default, Debtor shall promptly upon demand by the Secured Parties assemble the Collateral and make it available to the Secured Parties at a place to be designated by the Secured Parties which shall be  reasonably convenient to both parties. The right of the Secured Parties under this Section to have the Collateral assembled and made available to it is the essence   of this Agreement, and the Secured Parties may, at their election, enforce such right  by a bill in equity for specific performance.

6. DEFEASANCE. Upon payment and performance in full of the Obligations, this Agreement shall terminate and be of no further force or effect. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. SUBROGATION AND MARSHALING. Debtor hereby  waives, surrenders and agrees not to claim or enforce, so long as the Obligations or any portion thereof remains outstanding, (a) any right to be subrogated in whole or in part to any right or claim of the holder of any part of the Obligations and (b) any right to require marshaling of any assets of Debtor which right of subrogation or marshaling might otherwise arise from any payment to the holder of any part of the Obligations arising out of the enforcement of the security interest granted hereby, or any other mortgage or security interest granted by Debtor or any other Person to the Secured Parties, or the liquidation of or the realization upon the Collateral, any other collateral granted by Debtor or any other Person to the Secured Parties, or any part thereof.

8.  PLEDGE AND HYPOTHECATION. Without limiting the generality of any other provision of this Agreement, Debtor hereby agrees to pledge, hypothecate and deliver to Secured Parties, as further collateral and security for the Notes, the note payable by the William Noyes Webster Foundation to Debtor.

9. MISCELLANEOUS.

(a) Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein; and Debtor and the Secured Parties shall negotiate in good faith to modify this Agreement so as to  effect the original intent of this Agreement as closely as possible in an acceptable  manner so that the transactions contemplated hereby and the allocation of economic benefits contemplated hereunder are fulfilled to the maximum extent possible.

(b) No Waiver; Rights Cumulative. No failure or delay on the part of the Secured Parties in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or of any other right, remedy, power or privilege. The rights and remedies of the Secured Parties under this Agreement are cumulative and not exclusive of any rights or remedies which they may otherwise have. No modification or waiver of any provision of this Agreement nor consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing, and then such waiver or consent  shall be effective only in the specified instance and for the specific purpose for which given.

(c) Notices.   Any   notice, request,  demand   or other   communication   required   or permitted hereunder shall be given in writing by delivering the same in person to the intended  addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail, postage prepaid and return receipt requested, sent to the intended addressee at the applicable address set forth on Page 1 hereof or to such different address as either Debtor or Secured Parties shall have designated by written notice to the other sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, or in the case of delivery by certified United States mail, five days after deposit therein.

(d) Construction.  Unless the context of this Agreement otherwise clearly

requires, references to the plural include the singular, the singular the plural, and the part the whole,   and   "or" has the   inclusive meaning   represented   by   the phrase "and/or." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

(e) Counterparts. This Agreement may be in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. In the event that any signature is delivered by facsimile transmission or by email delivery of a PDF format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or PDF signature page were an original.

(f) Governing Law. The Code shall govern the attachment, perfection  and the effect of attachment and perfection of the Secured Parties' interest in the Collateral, and the rights, duties and obligations of Debtor and the Secured Parties with respect  thereto. This Agreement shall be deemed to be a contract under the laws of the  State of Illinois, and the execution and delivery hereof  and, to the extent not inconsistent with the preceding sentence, the terms and provisions  hereof, shall be governed by and construed in accordance with the laws of the State of Illinois.

(g) Survival. All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the extension of the Loan.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal the day and year first above written.

ACQUIRED SALES CORP.

By /s/ Richard E. Morrissy

Richard E. Morrissy, Director

Pursuant to a unanimous consent of the Audit Committee, the Compensation

Committee, and the full Board of Directors of Acquired Sales Corp. given on July 12 and 13, 2018 (the "Unanimous Consent"), and further

Pursuant to approval of Richard E. Morrissy, representing the Compensation Committee and the full Board of Directors of Acquired Sales Corp. as provided in the Unanimous Consent, given on July 14, 2018

/s/ Joshua A. Bloom

Joshua A. Bloom

/s/ Gerard M. Jacobs

Gerard M. Jacobs